June 4, 2010

SHENGTAI PHARMACEUTICAL, INC.

Gentlemen:

I have read item 5.02 of Form 8-K dated June 4, 2010 of Shengtai Pharmaceutical, Inc. and am in agreement with the statements contained therein.

/s/ Changxin Li
Changxin Li